Child,
Van Wagoner &
Bradshaw, PLLC

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Scott L. Farnes
Russell E. Anderson, CPA

Exhibit 16.1 Letter on change of Independent Registered Accounting Firm

Child, VanWagoner and Bradshaw, PLLC
5296 South Commerce Dr. Suite #300
Salt Lake City, UT 84107-5370

September 6, 2007

Securities and Exchange Commission
450 5th Street, Northwest
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Child, VanWagoner and Bradshaw, PLLC was previously principal accountants for Prime Resources, Inc. and subsidiaries (the "Company") and reported on the financial statements of the Company for the year ended December 31, 2006. We have read the Company's statements included under Item 4.01 of its Form 8-K dated September 6, 2007, and agree with such statements as they pertain to our firm.

Sincerely,
Child, Van Wagoner + Bradshaw

Child, VanWagoner and Bradshaw, PLLC

LM

1284 W. Flint Meadow Dr. #D
Kaysville, UT 84037-9590
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
(53rd So. @ I-15)
SLC, UT 84107-5370
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B. 4F,
North Cape Commercial Bldg.
388 King's Road
North Point, Hong Kong

www.cpaone.net